                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(z))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            GENERAL CABLE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO]



                            GENERAL CABLE CORPORATION
                              FOUR TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                            TELEPHONE (606) 572-8000


DEAR SHAREHOLDER:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, Thursday, May 13, 1999, at Four Tesseneer Drive, Highland Heights, Kentucky.

     You will find enclosed a notice of our 1999 Annual Meeting that identifies the two proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

     At the meeting, we will present a report to shareholders on the affairs of our Company. During a discussion period, shareholders will have an opportunity to bring up matters of interest relating to our Company.

     As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

                                              Sincerely,


                                              STEPHEN RABINOWITZ
                                              Chairman of the Board

March 22, 1999

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY TELEPHONE OR VOTE BY SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR THE VOTING METHOD YOU SELECT.
--------------------------------------------------------------------------------

                            GENERAL CABLE CORPORATION
                              FOUR TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                            TELEPHONE (606) 572-8000


                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The 1999 Annual Meeting of Shareholders of General Cable Corporation ("General Cable") will be held on Thursday, May 13, 1999, at 10:00 a.m., local time, at Four Tesseneer Drive, Highland Heights, Kentucky, to consider and act upon the following proposals:

     1.   Election of two directors;

     2. Ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the 1999 consolidated financial statements of General Cable; and

     3.   Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the meeting.

                       By Order of the Board of Directors,


                       Robert J. Siverd
                       Secretary


March 22, 1999

                        PROXY STATEMENT TABLE OF CONTENTS

                                                                                Page
                                                                                ----
VOTING PROCEDURES ............................................................... 1

ELECTION OF DIRECTORS (Proposal 1) .............................................. 2
     Nominees for Director ...................................................... 2
     Class II Director Nominees for Election at the Annual Meeting .............. 4
     Class I Continuing Directors ............................................... 5
     Class III Continuing Directors ............................................. 6
     Board Committees and Meetings .............................................. 7

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT .................................... 8

TRANSACTIONS WITH THE COMPANY ................................................... 9

SIGNIFICANT SHAREHOLDERS ........................................................10

EXECUTIVE COMPENSATION ..........................................................11
     Summary Compensation Table .................................................11
     Employment Agreements ......................................................12
     Change-In-Control Agreements ...............................................13

OPTION GRANTS ...................................................................14
     Option Grants In Last Fiscal Year ..........................................14
     Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values .....14

PENSION PLAN TABLE ..............................................................15

COMPENSATION COMMITTEE REPORT ...................................................16

STOCK PRICE PERFORMANCE GRAPH ...................................................19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION .....................20

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
     TO AUDIT THE 1999 CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL CABLE
     (Proposal 2) ...............................................................20

OTHER INFORMATION ...............................................................20
     Solicitation of Proxies ....................................................20
     Section 16(a) Beneficial Ownership Reporting Compliance ....................20
     Shareholder Proposals for Year 2000 Annual Meeting .........................21

                                 PROXY STATEMENT

     The Board of Directors of General Cable Corporation ("General Cable" or the "Company") is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 1999 Annual Meeting of Shareholders ("Annual Meeting") on May 13, 1999, and at any meeting adjournment. The principal executive offices of General Cable are located at Four Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is mailing this Proxy Statement, the accompanying proxy form and General Cable's Annual Report to Shareholders for the 1998 fiscal year to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about March 22, 1999.

                                VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend our Annual Meeting, please take the time to vote either by telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not, your proxy will be voted as recommended by the Board of Directors.

RECORD DATE

     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 15, 1999 (the "Record Date") will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 37,017,780 shares of common stock were issued and outstanding.

HOW TO REVOKE YOUR PROXY

     If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

     o NUMBER OF SHARES OUTSTANDING. At the close of business on the Record Date, March 15, 1999, there were 37,017,780 shares of common stock outstanding and entitled to vote at the Annual Meeting.

     o VOTE PER SHARE. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

     o QUORUM. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting.

     o VOTE REQUIRED. The following is an explanation of the vote required for each of the two items to be voted on at the Annual Meeting:

PROPOSAL 1 - ELECTION OF DIRECTORS:

     The two nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a particular nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

PROPOSAL 2 - APPROVAL OF AUDITORS;

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 2. Abstentions and "broker non-votes" (i.e., when a broker does not have authority to vote on a specific issue) will have the effect of a vote against Proposal 2.

DISCRETIONARY VOTING POWER

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by the proxy statement, the person named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under "Nominees for Director." If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.


                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR DIRECTOR

     Two directors will be elected at the 1999 Annual Meeting.

     Under the Amended and Restated Certificate of Incorporation of General Cable, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. The initial term of office of the first class of directors expired at the 1998 annual meeting of shareholders; the initial term of the second class of directors expires at the 1999 annual meeting of shareholders; and the initial term of the third class of directors expires at the 2000 annual meeting of shareholders. Directors elected to succeed those directors whose terms have expired will be elected to a term of office lasting three years and until their successors are elected.

     Under General Cable's Amended and Restated By-laws, shareholders cannot present any proposals for shareholder vote, including the election of directors, unless the advance notice procedure described below is followed. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The By-laws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

     The nomination notice must set forth the following information as to each individual nominated:

o The name, date of birth, business address and residence address of the individual;

o The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate's prior business experience;

o Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

o Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

o Whether, in the last five years, the nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Corporation's books, and (3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee's signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

     Set forth below is certain information relating to the two persons who were nominated by the Board of Directors on February 4, 1999, for reelection as Class II directors at the Annual Meeting. Also set forth below is information about Class I and Class III continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 1999 Annual Meeting until the annual meeting of shareholders to be held in 2002 and until his successor shall have been elected and qualified.

          CLASS II DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING

[photo] Mr. Kenny has served as Executive Vice President and Chief Operating Officer of General Cable since March 1997. From June 1994 to March 1997, he was Executive Vice President of the subsidiary of General Cable which was General Cable's immediate predecessor. From April 1992 until June 1994, he served as Senior Vice President of the predecessor company.


GREGORY B. KENNY
AGE 46
DIRECTOR SINCE 1997
EXECUTIVE VICE PRESIDENT AND CHIEF
OPERATING OFFICER OF GENERAL CABLE





[photo] Since May 1993, Mr. Smialek has been Chairman, President and Chief Executive Officer of Insilco Corporation (OCR Bulletin Board: INSL), a diversified manufacturing company based in Dublin, Ohio. Before joining Insilco in 1993, Mr. Smialek was President of the Temperature and Appliance Controls Group of Siebe plc from 1990 to 1993. Mr. Smialek is a director of Insilco Corporation and Gleason Corporation (NYSE: GLE).


ROBERT L. SMIALEK
AGE 55
DIRECTOR SINCE 1998
CHAIRMAN OF THE AUDIT COMMITTEE,
MEMBER OF THE COMPENSATION
COMMITTEE AND CORPORATE
GOVERNANCE COMMITTEE

                          CLASS I CONTINUING DIRECTORS

[photo] Mr. Noddle has been the Executive Vice President of Minneapolis-based SUPERVALU INC. (NYSE: SVU) since 1992 and President and Chief Operating Officer of its Wholesale Food Companies since 1995. SUPERVALU is the largest food wholesaler in the United States. Mr. Noddle has held various marketing and merchandising positions with SUPERVALU since 1976.



JEFFREY NODDLE
AGE 52
DIRECTOR SINCE 1998
MEMBER OF THE AUDIT COMMITTEE, THE
COMPENSATION COMMITTEE AND THE
CORPORATE GOVERNANCE COMMITTEE





[photo]                                 Mr. Welsh has been Vice Chairman of the
                                        board of directors of SkyTel
                                        Communications, Inc. (NASDAQ: SKYT)
                                        since May 1995. He has served as a
                                        Managing Director of SkyTel since March
                                        1992 and a director of the company since
                                        September 1992. Mr. Welsh is also a
                                        director of York International Corp.
                                        (NYSE: YRK).



JOHN E. WELSH, III
AGE 48
DIRECTOR SINCE 1997
CHAIRMAN OF THE COMPENSATION
COMMITTEE AND MEMBER OF THE AUDIT
COMMITTEE AND CORPORATE
GOVERNANCE COMMITTEE

                         CLASS III CONTINUING DIRECTORS

[photo] Since January 1999, Mr. Lawton has been President and Chief Operating Officer of
                                        S. C. Johnson Professional, Inc. Prior
                                        to joining S.C. Johnson, Mr. Lawton was
                                        President of NuTone Inc., a subsidiary
                                        of Williams plc based in Cincinnati,
                                        Ohio, from 1994 to 1998. From 1989 to
                                        1994, Mr. Lawton served with Procter &
                                        Gamble (NYSE: PG) where he was Vice
                                        President and General Manager of several consumer product groups. Mr. Lawton is a director of Johnson Worldwide
                                        Associates, Inc. (NASDAQ: JWAIA).

GREGORY E. LAWTON
AGE 48
DIRECTOR SINCE 1998
CHAIRMAN OF THE CORPORATE
GOVERNANCE COMMITTEE AND MEMBER
OF THE AUDIT COMMITTEE AND
COMPENSATION COMMITTEE





[photo] Mr. Rabinowitz has served as Chairman, President and Chief Executive Officer of General Cable since March 1997. From September 1994 until March 1997, he was President and Chief Executive of the predecessor company. From March 1992 until August 1994, Mr. Rabinowitz served as President and Group Executive for AlliedSignal Friction Materials and President of AlliedSignal Braking Systems Business. Mr. Rabinowitz is also a director of JLG Industries, Inc. (NYSE: JLG).

STEPHEN RABINOWITZ
AGE 56
DIRECTOR SINCE 1997
CHAIRMAN OF THE BOARD OF DIRECTORS,
PRESIDENT AND CHIEF EXECUTIVE
OFFICER OF GENERAL CABLE

BOARD COMMITTEES AND MEETINGS

     General Cable's Board of Directors has three committees: the Compensation Committee, the Audit Committee and Corporation Governance Committee. The membership and functions of each committee are described below:

     AUDIT COMMITTEE: Consists of Robert L. Smialek (Chairman), Gregory E. Lawton, Jeffrey Noddle and John E. Welsh, III. The Committee reviews and makes recommendations to the Board of Directors on General Cable's auditing, financial reporting and internal control functions. This Committee also recommends the firm that General Cable should retain as its independent accountant. None of the members are officers or employees of General Cable.

     COMPENSATION COMMITTEE: Consists of John E. Welsh, III (Chairman), Gregory
E. Lawton, Jeffrey Noddle and Robert L. Smialek. The Committee reviews and acts on General Cable's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable.

     CORPORATE GOVERNANCE COMMITTEE: Consists of Gregory E. Lawton (Chairman), Jeffrey Noddle, Robert L. Smialek and John E. Welsh, III. The Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It also conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. None of the members are officers or employees of General Cable.

     In 1998, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. In 1998 the Board of Directors held six regular meetings.

     The fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $20,000, payable one-half in common stock of General Cable and one-half in cash; attendance fee of $1,000 for each Board of Directors meeting; attendance fee of $800 for each committee meeting; and annual committee chairmanship fee of $3,000 for each committee. Directors who are not officers or employees of General Cable are also reimbursed for related out-of-pocket expenses for attendance at board and committee meetings. In addition, each outside director is eligible to receive an annual grant of an option to acquire 3,000 shares of General Cable common stock at the stock's fair market value when granted. These options vest over three years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE TWO NOMINEES AS DIRECTORS.

                  BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth information, as of March 1, 1999, concerning the beneficial ownership of General Cable's common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. Except as otherwise indicated, the beneficial owners of common stock listed below have sole investment and voting power with respect to these shares.

                                                                   SHARES BENEFICIALLY OWNED (1)
                                                                   -----------------------------
             NAME OF BENEFICIAL OWNER                               NUMBER           PERCENT (2)
-------------------------------------------------------            -------           -----------
Gregory B. Kenny, Director and Officer ................            102,763(3)             *
Gregory E. Lawton, Director ...........................              3,127(4)             *
Jeffrey Noddle, Director and nominee ..................              3,127(5)             *
Stephen Rabinowitz, Director and Officer ..............            344,862(6)             *
Robert J. Siverd, Officer .............................             81,357(7)             *
Robert L. Smialek, Director ...........................              4,877(8)             *
Christopher F. Virgulak, Officer ......................             27,693(9)             *
John E. Welsh, III, Director and nominee ..............              4,560(10)            *
All directors and executive officers as a group .......            572,366              1.55
--------------------------

*    Means less than 1.0%

(1) Beneficial ownership is determined under the rules of the Securities and Exchange Commission ("SEC") and includes voting or investment power with respect to the shares.

(2) The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (37,017,780 shares of common stock).

(3) Includes 2,100 shares held by Mr. Kenny as custodian for his children and 62,667 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power. Excludes 2,500 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(4) Includes 1,000 shares covered by stock options which may be exercised by Mr. Lawton within sixty days of March 1, 1999. Excludes 125 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5) Includes 1,000 shares covered by stock options which may be exercised by Mr. Noddle within sixty days of March 1, 1999. Excludes 125 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(6) Includes 186,661 shares of restricted stock awarded to Mr. Rabinowitz under the General Cable 1997 Stock Incentive Plan as to which he has voting power and 12,500 shares covered by stock options which may be exercised by Mr. Rabinowitz within sixty days of March 1, 1999. Excludes 5,000 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(7) Includes 9,777 shares of restricted stock awarded to Mr. Siverd under the General Cable 1997 Stock Incentive Plan as to which he has voting power and 2,500 shares covered by stock options which may be exercised by Mr. Siverd within sixty days of March 1, 1999.

(8) Includes 1,000 shares covered by stock options which may be exercised by Mr. Smialek within sixty days of March 1, 1999.

(9) Includes 2,500 shares of restricted stock awarded to Mr. Virgulak under the General Cable 1997 Stock Incentive Plan as to which he has voting power and 2,500 shares covered by stock options which may be exercised by Mr. Virgulak within sixty days of March 1, 1999. Excludes 10,493 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(10) Includes 1,000 shares covered by stock options which may be exercised by Mr. Welsh within sixty days of March 1, 1999. Excludes 125 shares of common stock deferred under the General Cable Deferred Compensation Plan.

                          TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan Incentive Plan ("SLIP"). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to increase their ownership of General Cable common stock by purchasing shares worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which mature in five years when they must be repaid in full along with accrued interest. Loans also become due and payable in case of a participant's termination of employment, death or a change of control as defined in the SLIP. The loans bear interest at 5.12%, which was the applicable federal rate provided by the Internal Revenue Service when the loans were made. Dividends on common stock purchased by participants are applied to reduce interest on the loans. Accrued interest on loans may be forgiven if the Company has five successive years in which operating income increases by 15% per year. In addition, participants under the SLIP were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which vests 100% at the end of five years. When vested, each restricted stock unit will be exchangeable for one share of common stock. The units vest immediately in case of a change in control of General Cable or the death of a participant.

     Shares of General Cable common stock purchased under the SLIP may not be sold for three years from the date of acquisition, and if they are sold earlier,
(1) the restricted stock units will be forfeited; (2) half of any gain on sale of the shares must be paid to the Company; and (3) the interest rate on the loan will rise to 15%. If shares are sold after three and before five years and the loan is not repaid, the interest rate will increase to 15%.

     At the end of 1998, loans to executive officers were outstanding as follows: to Mr. Rabinowitz in the amount of $1,179,190 relating to his acquisition of 60,551 shares; to Mr. Kenny in the amount of $619,109 relating to his acquisition of 31,791 shares; to Mr. Siverd in the amount of $412,719 relating to his acquisition of 21,193 shares; and to Mr. Virgulak in the amount of $412,719 relating to his acquisition of 21,193 shares. Management believes that increasing the shareholdings of executive officers through the SLIP will further motivate the officers to take actions to continually enhance shareholder value.

                            SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable's common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

                                                               SHARES BENEFICIALLY OWNED (1)
                                                              -------------------------------
             NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER             PERCENT(2)
           --------------------------------------             -----------          ----------
           Nicholas Company, Inc.                             4,238,350(3)           11.44
           Nicholas Fund, Inc.
           700 North Water Street
           Milwaukee, Wisconsin 53202

           Wellington Management Company, LLP                 3,450,950(4)            9.32
           75 State Street
           Boston, Massachusetts 02109
-----------------------

(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2) The percentages shown are calculated based upon the total number of shares of common stock which were outstanding at the Record Date (37,017,780 shares of common stock).

(3) These shares of General Cable common stock are owned by a variety of investment advisory clients of Nicholas Company, Inc., including Nicholas Fund, Inc. No client, other than Nicholas Fund, Inc., is known to beneficially own more than 5% of the shares of General Cable common stock. Nicholas Company, Inc. has sole dispositive power, but not voting power, with respect to the 4,238,350 shares. Nicholas Fund, Inc. has sole voting power, but no dispositive power, with respect to 2,537,400 shares of General Cable common stock (6.85% of the outstanding common stock on the Record Date). Anthony O. Nicholas is the Chief Executive Officer and Chairman, a director and majority shareholder of Nicholas Company, Inc. and in this capacity may be deemed to be a beneficial owner of the 2,537,400 shares, sharing dispositive power over these shares with Nicholas Company, Inc. The information set forth herein with respect to the shares of General Cable common stock is as of December 31, 1998, and is derived from a
     Schedule 13G/A filed on January 26, 1999, by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas with the SEC.

(4) These shares of General Cable common stock are owned by a variety of investment advisory clients of Wellington Management Company, LLP ("Wellington"). No client is known to beneficially own more than 5% of these shares of General Cable common stock. Wellington has shared voting power with respect to 3,175,250 shares and shared dispositive power with respect to 3,450,950 shares. The information set forth herein with respect to the shares of General Cable common stock is as of December 31, 1998, and is derived from a Schedule 13G/A filed on February 10, 1999, by Wellington with the SEC.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid to the Chief Executive Officer and each of the three other executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                      ANNUAL COMPENSATION                       COMPENSATION
                                            -----------------------------------------       ----------------------
                                                                                            RESTRICTED
                                                                                            STOCK AND       OPTIONS
                                FISCAL                                 OTHER ANNUAL           UNIT         (SHARES)
NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS(1)     COMPENSATION(2)       AWARDS(3)
---------------------------      ----       -------     ---------     --------------        ---------       -------
Stephen Rabinowitz               1998       653,307     1,103,045             0             1,206,781       100,000
Chairman, President and          1997       600,000       660,000        35,197             2,968,748       466,500
Chief Executive Officer          1996       354,423       830,921        12,387                     0             0

Gregory B. Kenny                 1998       361,923       611,000             0               707,305        50,000
Executive Vice President and     1997       300,000       308,100        11,109               693,739        98,000
Chief Operating Officer          1996       235,000       250,000         9,293                     0             0

Robert J. Siverd                 1998       250,435       317,100             0               422,376        20,000
Executive Vice President,        1997       228,284       190,000         3,596               203,235        57,000
General Counsel and              1996       215,045       207,000         3,461                     0             0
Secretary

Christopher F. Virgulak          1998       233,011       318,000             0               443,436        20,000
Executive Vice President,        1997       201,770       170,000        12,096               225,584        57,000
Chief Financial Officer and      1996       191,539       200,000         5,463                     0             0
Treasurer

                                   LTIP         ALL OTHER
                                PAYOUTS(4)    COMPENSATION(5)
NAME AND PRINCIPAL POSITION
---------------------------     ---------     ----------------
Stephen Rabinowitz                      0        83,207
Chairman, President and         1,788,000        89,202
Chief Executive Officer                 0        42,433

Gregory B. Kenny                        0        42,080
Executive Vice President and            0        32,944
Chief Operating Officer                 0        27,557

Robert J. Siverd                        0        28,228
Executive Vice President,               0        27,514
General Counsel and                     0        21,732
Secretary

Christopher F. Virgulak                 0        24,920
Executive Vice President,               0        24,832
Chief Financial Officer and             0        20,701
Treasurer

------------------------

(1) One-half of the incentive award for 1998 was paid in restricted common stock vesting 50% each year for two years. The amount awarded (valued at $21.06 per share, the closing price of the common stock on the New York Stock Exchange on February 3, 1999) was increased by the Compensation Committee by 10% to reflect deferred receipt of this part of the award under the General Cable 1997 Stock Incentive Plan. The amount of restricted common stock awarded to the executive officers was 28,804 shares for Mr. Rabinowitz, 15,954 shares for Mr. Kenny, 8,277 shares for Mr. Siverd and 8,303 shares for Mr. Virgulak.

(2) Represents the amounts reimbursed for payment of insurance premiums and related taxes.

(3) Of the amounts listed for 1998, $1,206,781 for Mr. Rabinowitz, $633,595 for Mr. Kenny, $422,376 for Mr. Siverd and $422,376 for Mr. Virgulak represents the value of restricted stock units granted to them in connection with the purchase of General Cable common stock under the Stock Loan Incentive Plan. The units vest 100% at the end of five years. See Transactions with the Company.

     The number and aggregate value of restricted stock holdings of executive officers at December 31, 1998, respectively, were: Mr. Rabinowitz, 157,857 shares, $3,236,068; Mr. Kenny, 43,213 shares, $885,866; Mr. Siverd, 2,250 shares, $346,125; and Mr. Virgulak, 3,750 shares, $376,875. Of these awards, 142,857 shares granted to Mr. Rabinowitz and 35,713 shares granted to Mr. Kenny represent the settlement of obligations under long-term incentive plans (including a separate plan for Mr. Rabinowitz), which terminated on completion of General Cable's public offering of common stock in May 1997. These awards were based on achievement of objective performance factors.

     The vesting schedule for awards of restricted common stock which vest within three years from the date of grant is as follows: 28,804 and 15,954 shares granted to Mr. Rabinowitz and Mr. Kenny, respectively, vest one-half each year from date of grant (February 3, 1999); 3,500 shares granted to Mr. Kenny vest one-third each year from date of grant (February 3, 1999);

     and 15,000 and 7,500 shares granted to Mr. Rabinowitz and Mr. Kenny, respectively, vest one-third each year from the date of grant (January 29, 1998); 8,277 and 8,303 shares granted to Mr. Siverd and Mr. Virgulak, respectively, vest one-half each year on date of grant (February 3, 1999); 1,000 shares granted to Mr. Virgulak vest one-third each year from the date of grant (February 3, 1999); and 10,365 and 9,193 shares granted to Mr. Siverd and Mr. Virgulak, respectively, vested on December 31, 1998; and 2,250 and 3,750 shares granted to Mr. Siverd and Mr. Virgulak, respectively, vest one-third each year from the date of grant (January 29, 1998). Dividends are paid to holders of restricted common stock as and when declared by the Board of Directors.

(4) Represents, along with the award of 142,857 shares of restricted common stock referred to in Note 3, full settlement of all obligations under Mr. Rabinowitz's former long-term incentive plan which terminated on completion of General Cable's public offering in May 1997.

(5) Includes (a) imputed income from life insurance in the amount of $4,409 in 1998, $3,168 in 1997 and $3,168 in 1996 for Mr. Rabinowitz; $1,878 in 1998,
     $1,201 in 1997 and $857 in 1996 for Mr. Kenny; $1,802 in 1998, $1,418 in
     1997 and $1,329 in 1996 for Mr. Siverd; and $739 in 1998, $726 in 1997 and
     $683 in 1996 for Mr. Virgulak; and (b) employer matching and additional contributions pursuant to General Cable's retirement and savings and excess benefit plans in the amounts of $78,798 in 1998, $86,034 in 1997 and $39,265 in 1996 for Mr. Rabinowitz; $40,202 in 1998, $31,743 in 1997 and
     $26,700 in 1996 for Mr. Kenny; $26,426 in 1998, $26,116 in 1997 and $20,403
     in 1996 for Mr. Siverd; and $24,181 in 1998, $24,106 in 1997 and $20,018 in
     1996 for Mr. Virgulak.

EMPLOYMENT AGREEMENTS

     Below are summary descriptions of the separate employment agreements between General Cable and Messrs. Rabinowitz, Kenny, Siverd and Virgulak (each an "Employment Agreement").

     Mr. Rabinowitz serves as Chief Executive Officer and President of General Cable under a three-year employment agreement with automatic one-year extensions unless General Cable or Mr. Rabinowitz elects not to so extend. Under his Employment Agreement as amended, Mr. Rabinowitz is entitled to receive an annual base salary of $630,000, and he has an opportunity to earn a bonus upon the attainment of specified performance goals as approved by the Compensation Committee under the 1998 Annual Incentive Plan. Upon termination of his employment, Mr. Rabinowitz's Employment Agreement provides for the payment of accrued and unpaid base salary and benefits under then existing plans (other than severance benefits). In addition, in the event of a termination due to death or Disability, by General Cable other than for Cause or by Mr. Rabinowitz for Good Reason (as defined in his Employment Agreement), the Employment Agreement provides for immediate vesting of and lapsing of restrictions on all of his unvested awards under the 1997 Stock Incentive Plan. In the event of a termination by General Cable other than for Cause or by Mr. Rabinowitz for Good Reason, his Employment Agreement also provides for a payment equal to a multiple (the "Multiplier") of the sum of his base salary and the target bonus under the Annual Incentive Plan for the year in which termination occurs, as well as his continuation as a participant in General Cable's executive health and welfare benefit plans for the number of years represented by the Multiplier. The Multiplier for Mr. Rabinowitz is two.

     The terms and conditions of the Employment Agreements between General Cable and each of Messrs. Kenny, Siverd and Virgulak are substantially the same as those contained in Mr. Rabinowitz's Employment Agreement. There are the following differences: Mr. Kenny serves as Executive Vice President and Chief Operating Officer of General Cable, is entitled to an annual base salary of $350,000 and under his Employment Agreement as amended, has an opportunity to earn a bonus as approved by the Compensation Committee under the Annual Incentive Plan and has a Multiplier of 1.5. Mr. Siverd serves as Executive Vice President, General Counsel and Secretary under a two-year Employment Agreement (with automatic one-year extensions unless General Cable or Mr. Siverd elects not to so extend), is entitled to an annual base salary of $241,500, and has a Multiplier of one. Mr. Virgulak serves as Executive Vice President, Chief Financial Officer and Treasurer under a two-year Employment Agreement (with automatic one-year extensions unless General Cable or Mr. Virgulak elects not to so extend), is entitled to an annual base salary of $225,000, and has a Multiplier of one. Mr. Virgulak's and Mr. Siverd's agreements also provide that they will be entitled to participate in the Annual Incentive Plan on terms determined by the Compensation Committee.

CHANGE-IN-CONTROL AGREEMENTS

     Below are summary descriptions of the change-in-control agreements between General Cable and each of Messrs. Rabinowitz, Kenny, Siverd and Virgulak (the "Change-in-Control Agreements").

     The Change-in-Control Agreements provide benefits if the executive's employment is terminated by General Cable or General Cable's subsidiaries or by General Cable's successor without Cause (as defined in the Change-in-Control Agreements). Benefits are also payable if the executive terminates his employment with General Cable or General Cable's subsidiaries or with General Cable's successor for any one of certain specified events detrimental to the executive ("Good Reason") and the termination occurs within six months before, or within two years after, any one of certain specified events producing a change in control of General Cable (a "Change-in-Control"). In that case, the executive will receive a payment equal to a specified multiple of the sum of (1) the executive's annual base salary at the time of the termination of the executive's employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (2) the executive's target annual incentive bonus in effect for the year in which his employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. In addition, General Cable or its successor will continue the executive's participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive's termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples are as follows: Mr. Rabinowitz -- three times; Mr. Kenny -- two and a half times; Mr. Siverd -- one and a half times; and Mr. Virgulak -- one and a half times. On a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the 1997 Stock Incentive Plan.

                                  OPTION GRANTS

     Below is a table with information on option grants during fiscal 1998 made under General Cable's 1997 Stock Incentive Plan to the executive officers listed in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE VALUES
                                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE APPRECIATION
                                                                                                             FOR OPTION TERM(1)
                                                                                                        ---------------------------

                                    NUMBER OF       PERCENT OF TOTAL
                                    SECURITIES     OPTIONS GRANTED TO
                                    UNDERLYING       EMPLOYEES IN       EXERCISE OR
        NAME                     OPTIONS GRANTED      FISCAL YEAR       BASE PRICE    EXPIRATION DATE        5%          10%
----------------------------     ---------------   ------------------   -----------   ----------------    --------    ----------
Stephen Rabinowitz .........         37,500              8.98%            $25.83         1/29/2008        $609,000    $1,543,875
Gregory B. Kenny ...........         18,000              4.31%            $25.83         1/29/2008        $293,320      $741,060
Robert J. Siverd ...........          7,500              1.80%            $25.83         1/29/2008        $121,800      $308,775
Christopher F. Virgulak ....          7,500              1.80%            $25.83         1/29/2008        $121,800      $308,775

---------------------

(1) The Company selected potential realizable values at assumed 5% and 10% rates as provided in rules of the SEC. The values shown, therefore, are not intended as a forecast of the Company's common stock price in the future.


                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation Table at the end of 1998. None of these officers exercised any General Cable stock options during 1998.

                                                                                         VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT FISCAL
                                                         AT FISCAL YEAR-END                  YEAR-END (1)
                                                   ----------------------------    ---------------------------------
                           SHARES
                        ACQUIRED ON     VALUE
      NAME                EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------       --------     --------    -----------    -------------     -----------     -------------
Stephen Rabinowitz           0            0             0            466,500             0            $2,788,500
Gregory B. Kenny             0            0             0            147,000             0              $774,000
Robert J. Siverd             0            0             0             57,000             0              $321,750
Christopher F. Virgulak      0            0             0             57,000             0              $321,750
Virgulak

---------------------

(1) The amount shown represents the difference between the closing price of General Cable's common stock on NYSE on December 31, 1998 ($20.50 per share) and the exercise price of the options.

                               PENSION PLAN TABLE

     Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable's defined benefit retirement plan.

                                                                 YEARS OF SERVICE
                                          ------------------------------------------------------------
 REMUNERATION (AVERAGE OF FIVE HIGHEST
      ANNUAL COMPENSATION LEVELS)            10           20           25           30            35
--------------------------------------    --------     ---------    --------     --------     --------
              $200,000                    $ 38,000     $ 75,900     $ 84,900     $ 93,900     $103,200
               250,000                      48,000       95,900      107,400      118,900      130,700
               300,000                      58,000      115,900      129,900      143,900      158,200
               350,000                      68,000      135,900      152,400      168,900      185,700
               400,000                      78,000      155,900      174,900      193,900      213,200
               450,000                      88,000      175,900      197,400      218,900      240,700
               500,000                      98,000      195,900      219,900      243,900      267,900
               550,000                     108,000      215,900      242,400      268,900      295,400
               600,000                     118,000      235,900      264,900      293,900      322,900


     When General Cable terminated its former defined benefit retirement plan as of December 31, 1985, the Company adopted a defined benefit Retirement Income Guarantee Plan (the "RIGP") that covers persons employed on or prior to January 1, 1986. The RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employee's accrued benefit under the former retirement plan at December 31, 1985, plus the annuity equivalent of the vested portion of General Cable's contributions under General Cable's combined retirement and savings plan -- the Retirement and Savings Plan ("Retirement Plan") -- for the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received under the table set forth above if the former retirement plan had continued. The minimum retirement benefit guaranteed under the RIGP is based on a percentage of the highest average compensation during any five consecutive calendar years of employment of the last ten years of employment before retirement. For purposes of the RIGP, compensation includes base salary plus overtime and annual cash bonuses, but generally does not include extraordinary cash bonuses, deferred awards, other forms of deferred compensation, fees or any other kind of special or extra compensation that exceeded $7,500 in the aggregate or lump sum severance pay. The benefits payable under the RIGP are reduced by 1.5% for each year of service (with a maximum offset of 50%) of the amount that an employee is entitled to receive upon retirement, other termination of employment or, if earlier, attainment of age 65 under the Social Security Act. The years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant's Retirement Plan after that date are not included in the benefit calculation.

     General Cable has a Benefit Equalization Plan (the "Equalization Plan"), which generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable's contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

     Estimated annual benefits under the RIGP and the Equalization Plan, calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65, are illustrated in the table. The figures have been reduced by the percentage equal to 1.5% for each year of service of the estimated maximum annual benefits payable under the Social Security Act for each category. The amounts shown in the table would be further reduced, as described above, by the accrued benefit under the former retirement plan as of December 31, 1985, as well as by the total amount of vested General Cable contributions under the Retirement Plan (plus or minus total investment gains or losses).

     Mr. Kenny and Mr. Siverd have 11 and 10 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. Both participants are 100% vested under the RIGP.

                          COMPENSATION COMMITTEE REPORT

     General Cable has a Compensation Committee (the "Committee") which is currently comprised of four outside directors. Membership was increased by one outside director during 1998. The Committee is responsible for establishing the Company's compensation policy and making all decisions regarding compensation for the Chief Executive Officer and the three other named executive officers, including determining their base salaries and bonus amounts, approving target financial performance levels under incentive plans, and granting stock options and other long-term incentives.

     EXECUTIVE COMPENSATION OBJECTIVES

     The Company's executive compensation plans are intended to attract and retain executives and key management employees and to motivate them to take actions to continually enhance shareholder value. In principle, the Company targets base salaries at the 50th percentile and, if target business objectives are achieved, provides the opportunity to receive total annual cash compensation at the 75th percentile. Executives may earn incentive compensation above that level if performance exceeds specified targets. The incentive awards described below are made based on achievement of performance goals that result in a significant percentage of total compensation being linked to financial performance objectives. The Company retained an outside consultant in 1998 to review and benchmark the competitiveness of General Cable's executive compensation programs in relation to comparable companies across industry. Based on the review, the Committee is satisfied that executive compensation programs at General Cable are reflective of market compensation practices and conditions.

     COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     In 1998, the compensation program for the Company's four executive officers consisted of the following components: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation consisting of stock options and restricted stock awards. The Company's incentive programs are the principal parts of the total compensation program that are designed to reward executives for short- and long-term enhancements to shareholder value.

     BASE SALARIES. The Committee reviews base salaries each year and adjusts them as appropriate based on Company performance, individual performance and the executive's position and level of responsibilities. During 1998, base salaries of the executive officers were increased in consideration of

50th percentile compensation levels for executives in public companies of General Cable's size and industry position and individual and company performance.

     ANNUAL INCENTIVES. Before 1998, the Company maintained an Annual Incentive Plan which provided executives with the opportunity to earn cash bonuses based on attainment of financial operational performance and individual performance goals established at the beginning of each year. In 1998 the Board of Directors adopted the General Cable Corporation 1998 Annual Incentive Plan (the "1998 Incentive Plan"), which was approved by shareholders at the 1998 Annual Meeting. Under the 1998 Incentive Plan, the Committee selects one or more performance objectives as targets for a particular year in light of business conditions and the Company's annual Business Plan, including factors such as increased levels of earnings per share, net income, and return on net assets. For 1998 performance, the Committee granted incentive awards to executive officers which reflect the very strong financial performance of General Cable, which represented a significant improvement over 1997 results. The Committee determined to make these incentive awards one-half in cash and one-half in restricted common stock vesting over two years; the restricted stock component was increased by 10% to reflect the deferred receipt of the stock award. The change in the incentive mix was intended to further increase stock compensation in line with management stock ownership guidelines and to motivate executives to add to shareholder value.

     LONG-TERM INCENTIVES. The Company uses stock options and restricted stock awards as long-term incentives to tighten the link between executive compensation and return to General Cable shareholders. Stock options and restricted stock awards are made under the General Cable Corporation 1997 Stock Incentive Plan, which was approved by shareholders at the 1998 Annual Meeting (the "1997 Stock Plan"). Awards made for 1998 performance provide the opportunity for the executives to share in any gains created for shareholders and serve as a means to retain key executives. The Committee considers at least annually whether additional grants of stock options, restricted stock or other stock awards authorized under the 1997 Stock Plan are appropriate to spur enhanced corporate performance, to encourage increased ownership of the Company's stock by executive officers, and to foster retention of key executives. See also Transactions with the Company at page 9.

     CEO COMPENSATION

     Under the employment agreement the Company entered into with Mr. Rabinowitz in May 1997, Mr. Rabinowitz was paid a base salary of $650,770. He was also provided an opportunity to receive a bonus equal to 120% of his base salary in 1998 and he may receive compensation above that level if actual performance exceeds the objective performance goals set by the Committee. The term of the employment agreement is a base three-year period at the end of which the agreement may be renewed annually by the Company for additional one-year periods.

     Mr. Rabinowitz participates in the same short and long-term incentive plans as the other three executive officers. For 1998, he earned a bonus of $1,103,045, or 169% of base salary. One-half of this award was paid in restricted common stock vesting over two years. This bonus reflected superior corporate performance and Mr. Rabinowitz's role in achieving continuing strong year over year performance improvement. In February 1999, the Committee also awarded Mr. Rabinowitz a non-qualified option for 100,000 shares of common stock in recognition of 1998 performance.

     The Company also maintains certain benefit programs in which the listed executive officers participate. The compensation for these executive officers for 1998 is detailed in this proxy statement.

Mr. Rabinowitz's participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code ("IRC"), which could limit the deductibility of executive compensation paid to Mr. Rabinowitz and certain other executive officers of the Company. The legislation generally provides that compensation in excess of $1 million in any year paid to the Chief Executive Officer or any one of the next four most highly compensated officers is not deductible for income tax purposes unless it qualifies as performance-based compensation or satisfies certain other limited exceptions. The Committee believes that payments and awards in 1998 and 1999 under the 1998 Incentive Plan and 1997 Stock Incentive Plan will either qualify as performance-based compensation under Section 162(m) or are exempt from
Section 162(m) under a transition rule available for newly-public companies. As a matter of general policy, the Committee intends to design future Company compensation plans so that a substantial amount of payments and awards under the plans will qualify for income tax deductions.

                                                   John E. Welsh, III, Chairman
                                                   Gregory E. Lawton
                                                   Jeffrey Noddle
                                                   Robert L. Smialek

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the monthly percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies selected by General Cable for the period beginning May 16, 1997, the date that General Cable ("GCN") common stock began trading on the NYSE, through December 31, 1998.

            CUMULATIVE RETURN COMPARISON: GENERAL CABLE COMMON STOCK

                          S&P 500 INDEX AND PEER GROUP*

                                    MONTH END

------------------------------------------------------------------------------------------------------------
                      16-May-97      Jun-97     Sept-97   Dec-97     Mar-98      Jun-98     Sept-98    Dec-98
                      ---------------------------------------------------------------------------------------
GCN                   $100.00        117.8      163.2     166.4      208.6       199.1      127.6      141.4
S&P 500 Index         $100.00        106.7      114.2     117.0      132.8       136.6      122.6      148.1
Peer Group            $100.00        120.4      153.9     139.5      175.0       130.3      86.2       123.4
-------------------------------------------------------------------------------------------------------------


     *Assumes that the value of the investment in General Cable common stock and each index was $100 on May 16, 1997. The peer group of companies consists of:
AFC Cable Systems, Inc. (NASDAQ: AFCX), Belden Inc. (NYSE: BWC), Cable Design Technologies Corp. (NYSE: CDT), Essex International Inc. (NYSE: SXC), Superior TeleCom Inc. (NYSE: SUT), and Encore Wire Corporation (NASDAQ: WIRE). Returns of the peer group are weighted by capitalization.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1998, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee. There were no interlocking relationships between executive officers or directors of the Company and the compensation committee of any other company during 1998.

              RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
      TO AUDIT THE 1999 CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL CABLE

                                  (PROPOSAL 2)

     In accordance with the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of General Cable and its subsidiaries for 1999.

     General Cable expects representatives of Deloitte & Touche LLP to attend the Annual Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE 1999 CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL CABLE.


                                OTHER INFORMATION

SOLICITATION OF PROXIES

     Solicitation of proxies is being made by management at the direction of General Cable's Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained ChaseMellon Shareholder Services LLC to aid in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable's directors and executive officers, and persons who own more than ten percent of a registered class of General Cable's equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based solely on review of the copies of forms furnished to General Cable, or written representations that no annual forms (SEC Form 5) were required, General Cable believes that all such SEC filings during 1998 complied with the reporting requirements.

SHAREHOLDER PROPOSALS FOR YEAR 2000 ANNUAL MEETING

     Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2000 Annual Meeting of Shareholders must be received by General Cable no later than November 30, 1999, in order to be considered for inclusion in General Cable's proxy statement for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the sixty-day advance notice procedure described on page 2. All proposals must be communicated in writing to the Secretary of General Cable at its headquarters address.

                                             By Order of the Board of Directors,


                                             ROBERT J. SIVERD
                                             Secretary

Highland Heights, Kentucky
March 22, 1999

                                 NOTICE OF
                                 1999
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 AND
                                 PROXY STATEMENT









                              [GENERAL CABLE LOGO]

                            GENERAL CABLE CORPORATION
                           HIGHLAND HEIGHTS, KENTUCKY

           PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stephen Rabinowitz, Robert J. Siverd and Christopher F. Virgulak, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of General Cable Corporation to be held at 10:00 a.m. on May 13, 1999, at Four Tesseneer Drive, Highland Heights, Kentucky, and at any postponement or adjournment thereof, and to vote all of the shares of General Cable Corporation which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as marked on the reverse side.

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED ABOVE INTEND TO VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE. A MAJORITY OF THE ATTORNEYS AND PROXIES PRESENT AND ACTING AT THE MEETING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT
ONE) MAY EXERCISE ALL THE POWERS GRANTED. DISCRETIONARY AUTHORITY IS CONFERRED AS TO CERTAIN MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. AS OF THE DATE OF THE PROXY STATEMENT, MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER TO BE PRESENTED AT THE MEETING THAT IS NOT DESCRIBED IN THE PROXY STATEMENT. PLEASE REFER TO THE PROXY STATEMENT FOR MORE INFORMATION ON DISCRETIONARY VOTING AUTHORITY.

Please complete, sign and date this proxy card on the reverse side and return it in the enclosed postage paid envelope.

1.   Election of Directors: Gregory B. Kenny and Robert L. Smialek

     FOR all nominees listed above (except as marked to the contrary) [ ]
     WITHHOLD AUTHORITY to vote for all nominees listed above         [ ]
     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

-----------------------------------------------------------------



2. Approve the appointment of Deloitte & Touche LLP to audit the 1999 consolidated financial statements of General Cable Corporation.

         FOR                      AGAINST                       ABSTAIN
         [ ]                       [ ]                            [ ]


Signature                     Signature                              Date
         ---------------------          ----------------------------      -----

Please sign exactly as your name or names appear here. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.

              CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                VOTE BY TELEPHONE
   [PHONE GRAPHIC]       QUICK *** EASY *** IMMEDIATE     [PHONE GRAPHIC]

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 HOURS A DAY-7 DAYS A WEEK

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
    OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
--------------------------------------------------------------------------------
                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
    OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------


 Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

 To WITHHOLD FOR AN INDIVIDUAL nominee; press 0 and listen to the instructions

              Proposal 2 - To vote FOR, press 1; AGAINST, press 0.
                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

            The instructions are the same for all remaining proposals
                                       or


2. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                              THANK YOU FOR VOTING.